Exhibit 99.1

Summary of ratings actions taken by A.M. Best on January 30, 2006:

1.	Affirmed the “a-” issuer credit rating with a stable outlook for NFS.

2.	Affirmed the following debt ratings with a stable outlook:

•	NFS

•	“a-” on $300 million 6.25% senior unsecured notes, due 2011

•	“a-” on $300 million 5.90% senior unsecured notes, due 2012

•	“a-” on $200 million 5.625% senior unsecured notes, due 2015

•	“a-” on $200 million 5.10% senior unsecured notes, due 2015

•	“a-” on $300 million 8.00% senior unsecured notes, due 2027

•	Nationwide Financial Services Capital Trust

•	“bbb+” on $100 million 7.899% capital securities, due 2037

•	Nationwide Financial Funding, LLC – “aa-” program rating

•	“aa-” on all outstanding notes issued under the program

•	Nationwide Life Global Funding I – “aa-” program rating

•	“aa-” on all outstanding notes issued under the program

•	NLIC

•	“AMB-1” on commercial paper

3.	Affirmed the “A+” (Superior) financial strength rating and the “aa-” issuer credit rating with a stable outlook for NLIC.

4.	Affirmed the “A+” (Superior) financial strength rating and assigned “aa-” issuer credit ratings with a stable outlook for the following subsidiaries of NFS:

•	NLAIC

•	NLICA

•	NLACA

5.	Affirmed the following indicative ratings on securities available under shelf registration with a stable outlook:

•	NFS

•	“a-” on senior unsecured debt

•	“bbb+” on subordinated debt

•	“bbb” on preferred stock

•	Nationwide Financial Services Capital Trust III and IV

•	“bbb+” on preferred securities